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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TRANSIT MIX CONCRETE COMPANY

                                    * * * * *

         1.       The name of the corporation is

                          TRANSIT MIX CONCRETE COMPANY

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of Common shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

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         5A.      The name and mailing address of each incorporator is as
follows:

                               NAME                     MAILING ADDRESS

                           J.L. Austin              Corporation Trust Center
                                                    1209 Orange Street
                                                    Wilmington, Delaware 19801

                           M.C. Kinnamon            Corporation Trust Center
                                                    1209 Orange Street
                                                    Wilmington, Delaware 19801

                           T.L. Ford                Corporation Trust Center
                                                    1209 Orange Street
                                                    Wilmington, Delaware 19801

         5B.      The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                                  NAME                MAILING ADDRESS

                           W.Ray Wallace          2525 Stemmons Freeway Dallas,
                                                  Texas 75207

                           K.W. Lewis             2525 Stemmons Freeway Dallas,
                                                  Texas 75207

                           Dean Phelps            2525 Stemmons Freeway
                                                  Dallas, Texas 75207

         6.       The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

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         8.       Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         11. This certificate of incorporation shall be effective on September 30, 1991.

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         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of September, 1991.

                                            /s/ J. L. Austin
                                            ------------------------------------
                                            J. L. Austin

                                            /s/ M. C. Kinnamon
                                            ------------------------------------
                                            M. C. Kinnamon

                                            /s/ T. L. Ford
                                            ------------------------------------
                                            T. L. Ford

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         TRANSIT MIX CONCRETE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of TRANSIT MIX CONCRETE COMPANY be amended by changing Article One thereof so that, as amended, said Article shall read as follows:

                  The name of the corporation is TRANSIT MIX CONCRETE & MATERIALS COMPANY.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Transit Mix Concrete Company has caused this certificate to be signed by F. Dean Phelps, its Vice President, and attested by Neil O. Shoop, its Assistant Secretary, this 28th day of February, 1992.

                                            TRANSIT MIX CONCRETE COMPANY

                                            By:   /s/ F. DEAN PHELPS
                                                  ------------------------------
                                                  F. Dean Phelps,
                                                  Vice President

ATTEST:

/s/ NEIL O. SHOOP
---------------------------
Neil O. Shoop,
Assistant Secretary